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                                                                   Exhibit 1.1

                               Pogo Producing Company
                                    Pogo Trust I

              6.50% CUMULATIVE QUARTERLY INCOME CONVERTIBLE PREFERRED
              SECURITIES, SERIES A (LIQUIDATION AMOUNT $50 PER QUIPS)
                      FULLY AND UNCONDITIONALLY GUARANTEED BY
                 POGO PRODUCING COMPANY, TO THE EXTENT SET FORTH IN
                      THE GUARANTEE BY, AND CONVERTIBLE INTO
                         THE COMMON STOCK, PAR VALUE $1.00
                        PER SHARE OF, POGO PRODUCING COMPANY


                               UNDERWRITING AGREEMENT

                                                                    May 26, 1999

Goldman, Sachs & Co.,
Credit Suisse First Boston
Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
      Incorporated
c/o Goldman, Sachs & Co.
85 Broad Street,
New York, New York 10004

Ladies and Gentlemen:

       Pogo Trust I, a Delaware business trust, (the "Trust"), and Pogo Producing Company (the "Company") a Delaware corporation, as sponsor of the Trust and as guarantor, propose, subject to the terms and conditions stated herein, that the Trust issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 3,000,000 6.50% Cumulative Quarterly Income Convertible Preferred Securities, Series A ("QUIPS"), representing undivided beneficial interests in the assets of the Trust and with a liquidation preference $50 per QUIPS (the "Securities"). The Securities are convertible into common stock, par value $1.00 per share, of the Company ("Common Stock"), including associated rights, and are guaranteed by the Company as to the payment obligations of the Securities, to the extent set forth in a guarantee agreement (the "Guarantee") between the Company and Wilmington Trust Company, as trustee (the "Guarantee Trustee"). The proceeds of the sale of the Securities will be invested by the Trust in 6.50% junior subordinated convertible debentures, Series A due 2029 (the "Debentures") of the Company to be issued pursuant to an indenture dated as of June 1, 1999 between the Company and Wilmington Trust Company, as trustee under the Indenture (the "Indenture Trustee"), as supplemented by Supplemental Indenture No. 1 (as so supplemented, the "Indenture").

       1. Each of the Company and the Trust represent and warrant to, and agree with, each of the Underwriters that:

               (a) A registration statement on Form S-3 (File Nos. 333-75105; 333-75105-01 and 333-7501-02) (the "Initial Registration
       Statement") in respect of the Securities, the shares of the Common Stock issuable upon conversion thereof and the Debentures has been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement and amendments numbers 1 and 2 thereto and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto but including all documents incorporated by reference in the prospectus contained therein, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became effective upon filing, no other document with respect to the Initial Registration Statement or document incorporated by reference therein has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the best of the Company's knowledge, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act, including the preliminary prospectus supplement dated May 17, 1999, are hereinafter called a "Preliminary Prospectus"; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto (but excluding any Forms T-1, as amended) and including (i) the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective and (ii) the documents incorporated by reference in the prospectus contained in the Initial Registration Statement at the time such part of the Initial Registration Statement became effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the "Registration Statement"; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, as will be supplemented by the final prospectus supplement thereto, is hereinafter called the "Prospectus"; and any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Initial Registration Statement that is incorporated by reference in the Registration Statement;

               (b) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act, and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

               (c) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading; PROVIDED, HOWEVER, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

               (d) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

               (e) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock (other than changes in the ordinary course of business in the issuance of shares of capital stock pursuant to the exercise of outstanding stock options under the Company's stock option plans) or long-term debt (except for changes in long-term debt that are not in excess of $10 million in the aggregate) of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus;

               (f) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Delaware, with all requisite corporate power and authority to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or be in good standing would not result in a material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Company and its subsidiaries considered as one enterprise (a "Material Adverse Effect"), or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

               (g) The Trust has been duly formed and is validly existing as a business trust in good standing under the laws of the state of Delaware with all requisite trust powers and authority to own its property and conduct its business as described in the Prospectus. The Trust has conducted no business to date, other than as contemplated by this Agreement and the Trust Agreement (as defined below), and it will conduct no business in the future that would be inconsistent with the description of the Trust set forth in the Prospectus; the Trust is not a party to or bound by any agreement or instrument other than this Agreement, the Declaration of Trust dated March 17, 1999 among the Company, and the Trustees named therein, which will be amended and restated as contemplated by the Prospectus (the "Trust Agreement"), and any other agreements contemplated by the Trust Agreement; the Trust has no liabilities or obligations other than those arising out of the transactions contemplated by this Agreement, the Trust Agreement and as described in the Prospectus; the Trust is not and will not based on current law, be classified as an association taxable as a corporation for United States federal income tax purposes; and the Trust is not a party to or subject to any action, suit or proceeding of any nature;

               (h) Each corporate "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a "Significant Subsidiary" and, collectively, the "Designated Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; all of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and (except for directors' qualifying shares or shares representing an immaterial equity interest that are required under the laws of any foreign jurisdiction to be owned by others and except as otherwise set forth in the Prospectus) is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and none of the outstanding shares of capital stock of the Designated Subsidiaries was issued in violation of any preemptive or similar rights arising by operation of law, or under the charter or by-laws of any Significant Subsidiary or under any agreement to which the Company or any Significant Subsidiary is a party. The subsidiaries of the Company other than Designated Subsidiaries, considered in the aggregate as a single subsidiary, do not constitute a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X;

               (i) The Company has authorized, issued and outstanding capital stock as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization," (except for subsequent issues, if any, pursuant to employee or director benefit plans referred to or referenced in documents incorporated by reference into the Prospectus or pursuant to the exercise of convertible securities or options referred to or incorporated by reference in the Prospectus) and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; the shares of Common Stock initially issuable upon conversion of the Securities have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Securities, will be duly and validly issued, fully paid and non-assessable and will conform in all material respects to the description of the Common Stock contained in the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors' qualifying shares and except as otherwise set forth in the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

               (j) The Securities have been duly and validly authorized by the Trust Agreement and, when issued and delivered pursuant to this Agreement, will have been duly issued and, subject to the qualifications set forth herein, fully paid and non-assessable undivided beneficial interests in the assets of the Trust (except to the extent otherwise provided in Sections 3.12(c)(iv), 9.02 and 9.08 of the Trust Agreement) and the Securities will conform in all material respects to the description thereof in the Prospectus; the issuance of the Securities is not subject to preemptive or other similar rights; the Securities will have the rights set forth in the Trust Agreement; the Securityholders will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware;

               (k) The common securities of the Trust issued to the Company (the "Trust Common Securities") have been duly and validly authorized by the Trust Agreement and, when issued and delivered to the Company against payment therefor as set forth in the Trust Agreement, will be duly and validly issued and fully paid and non-assessable undivided beneficial interests in the assets of the Trust and will conform in all material respects to the description thereof contained in the Prospectus; the issuance of the Common Trust Securities is not subject to preemptive or other similar rights; and at the Time of Delivery (as defined in Section 4 hereof), all of the issued and outstanding Common Trust Securities will be directly or indirectly owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity;

               (l) The issue and sale of the Securities by the Trust, the purchase of the Debentures by the Trust, the compliance by the Trust with all of the provisions of this Agreement and the transactions contemplated herein and in the Prospectus will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under (i) this Agreement or (ii) the Trust Agreement;

               (m) The issue and sale of the Securities and the Common Trust Securities by the Trust, the issue by the Company of the Guarantee, the issuance and sale by the Company of the Debentures, and the compliance by each of the Trust and the Company with the provisions of this Agreement, the Trust Agreement, the Debentures, the Indenture and the Guarantee will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the certificate of Incorporation or By-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement, the Guarantee or the Indenture, except the registration under the Act of the Securities and the shares of Common Stock issuable upon conversion thereof, the listing of the Securities and the Common Stock issuable upon conversion of the Securities on the New York Stock Exchange, such as have been obtained under the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters;

               (n) Neither the Company nor any of its Significant Subsidiaries is in violation of its Certificate of Incorporation or By-laws or in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

               (o) The statements set forth in the Prospectus (1) under the caption

       "Description of the QUIPS", "Description of Capital Stock",
       "Description of Debentures", and "Description of the Guarantee" insofar as they purport to constitute a summary of the terms of the Securities and the Common Stock, (2) under the caption "Federal Income Tax Consequences", and under the caption "Underwriting," insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;

               (p) Other than as set forth in the Prospectus (including the Company's Form 10-K for the year ended December 31, 1998 and Form 10-Q for the quarter ended March 31, 1999), there are no legal or governmental proceedings pending to which the Trust, or the Company or any of its subsidiaries is a party or of which any property of the Trust or the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect on the Trust or on the Company and its subsidiaries; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

               (q) The Debentures have been duly and validly authorized and, when executed and authenticated pursuant to the Indenture, and issued and delivered against payment therefor as contemplated by this Agreement will be duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); the Indenture has been fully and validly authorized by the Company, is qualified under, and complies with, the Trust Indenture Act and, when duly executed and delivered by the Company and the Trustee, will constitute a valid and legally binding instrument of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and the Debentures and the Indenture will conform in all material respects with the descriptions thereof contained in the Prospectus;

               (r) The Guarantee has been duly and validly authorized by the Company and, when executed and delivered by the Company as contemplated by this Agreement, will have been duly executed, issued and delivered, and will constitute a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and the guarantee conforms in all material respects with the description thereof contained in the Prospectus;

               (s) The Trust Agreement has been duly and validly authorized by the Company, is qualified under, and complies with, the Trust Indenture Act and when validly executed and delivered by the Company and the trustees thereto, will constitute a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and the Trust Agreement conforms in all material respects to the description thereof contained in the Prospectus;

               (t) Neither the Company nor the Trust is and, after giving effect to the offering and sale of the Securities, will be an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

               (u) Arthur Andersen LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

               (v) The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to possess such Governmental Licenses, would not, singly or in the aggregate, have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect;

               (w)    Each of the Company and its subsidiaries has
       (i) satisfactory title to its oil and gas properties, except for any defects in such title as would not reasonably be expected to have a Material Adverse Effect, (ii) good and marketable title to all other real property owned by it to the extent necessary to carry on its business, and (iii) good and marketable title to all personal property owned by it, in each case free and clear of all liens, encumbrances and defects except such as are described or incorporated by reference in the Prospectus or such as do not materially affect the value of the properties of the Company and its subsidiaries, considered as one enterprise, and do not interfere with the use made and proposed to be made of such properties, by the Company and its subsidiaries, considered as one enterprise; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any of its subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of such the Company or any subsidiary thereof to the continued possession of the leased or subleased premises under any such lease or sublease;

               (x) Except as described in the Prospectus or except for such matters as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or its subsidiaries relating to Hazardous Materials or Environmental Laws;

               (y) Within the preceding six months, none of the Trust, the Company or any other person acting on behalf of the Trust or the Company (other than the Underwriters, as to whom the Company makes no representation) has offered or sold to any person any Securities, or any securities of the same or a similar class as the Securities, other than Securities offered or sold to the Underwriters hereunder; and

               (z) None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations G, T, U, and X of the Board of Governors of the Federal Reserve System.

       2. Subject to the terms and conditions herein set forth, (a) the Trust and the Company agree that the Trust shall issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Trust, at a purchase price of $50.00 per QUIPS, plus accrued distributions, if any, from June 2, 1999 to the Time of Delivery hereunder, the number of Securities set forth opposite the name of such Underwriter in Schedule I hereto; and (b) as compensation to the Underwriters for their commitments hereunder, and in view of the fact that the proceeds of the sale of the Securities will be used by the Trust to purchase the Debentures of the Company, the Company at the Time of Delivery will pay to Goldman, Sachs & Co., for the accounts of the several Underwriters, an amount equal to $1.50 per Security by wire transfer of Federal (same day) funds for the Securities to be delivered by the Company hereunder at the Time of Delivery.

       3. Upon the authorization by you of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Prospectus.

       4. (a) (i) The Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Trust with The Depository Trust Company ("DTC") or its designated custodian. The Company will deliver each of the global Securities to Goldman, Sachs & Co. for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the Trust's account at Bank of America, Dallas, Texas (Account No. 375-0015-300) (ABA No. 111-0000-12), by causing DTC to credit the Securities to the account of Goldman, Sachs & Co. at DTC. The Company will cause the certificates representing the Securities to be made available to Goldman, Sachs & Co. for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Securities, 9:30 a.m., New York City time, on June 2, 1999 or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing. Such time and date for delivery of the Securities is herein called the "Time of Delivery".

              (b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 7(l) hereof, will be delivered at the offices of Baker & Botts, L.L.P., 910 Louisiana, Houston, Texas 77002 (the "Closing Location"), and the Securities will be delivered at the office of the DTC or its designated custodian (the "Designated Office") at the Time of Delivery. A meeting will be held at the Closing Location at 2:00 p.m., Houston time, on the Houston Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "Houston Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in Houston are generally authorized or obligated by law or executive order to close.

       5. The Trust and the Company jointly and severally agree with each of the Underwriters:

              (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus prior to the Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus, of the suspension of the qualification of the Securities or the shares of Common Stock issuable upon conversion of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

              (b) Promptly from time to time to take such action as you may reasonably request to qualify the Securities and the shares of Common Stock issuable upon conversion of the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

              (c) Prior to 8:00 a.m., Houston time, on the Houston Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and the shares of Stock issuable upon conversion of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Securities and the shares of Common Stock issuable upon conversion of the Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

              (d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c)), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

              (e) During the period of 90 days from the date hereof, not to sell, offer to sell, grant any option (excluding options granted under the Company's long-term employee incentive plans) for the sale of, or otherwise dispose of any Securities, Common Trust Securities or Debentures, any security convertible into or exchangeable into or exercisable for, the Securities, Common Trust Securities or the Debentures or any debt substantially similar to the Debentures or any equity securities substantially similar to the Securities or the Common Trust Securities (except as issued hereunder) or any Common Stock (except shares of Common Stock issuable upon the exercise of options granted under the Company's long term incentive plans) or any security convertible into or exchangeable into or exercisable for Common Stock or any equity security substantially similar to the Common Stock, without your prior written consent;

              (f) To furnish to the holders of the Securities as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

              (g) During a period of two years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to you as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which the Securities or any class of securities of the Company is listed;

              (h) If the Company and the Trust elect to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

              (i) To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act and such information and exhibits on Form 8-K as may be required under the Act;

              (j) To reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy any obligations to issue shares of its Common Stock upon conversion of the Securities;

              (k) To use reasonable best efforts to list, subject to notice of issuance, the Securities and the shares of Common Stock issuable upon conversion of the Securities on the New York Stock Exchange (the "Exchange");

              (l) To use the net proceeds received by it from the sale of the Securities, in the case of the Trust, and the Debentures, in the case of the Company, as contemplated in this Agreement in the manner specified in the Prospectus as amended or supplemented under the caption "Use of Proceeds"; and

              (m) In the case of the Company, to issue and deliver the Guarantee and the Debentures concurrently with the issuance and sale of the Securities.

       6. The Trust and the Company jointly covenant and agree with the several Underwriters that they will pay or cause to be paid the following:
(i) the fees, disbursements and expenses of the Company's and the Trust's counsel and accountants in connection with the registration of the Securities and the shares of Common Stock issuable upon conversion of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of reproducing any Agreement among Underwriters, this Agreement, the Trust Agreement, the Indenture, the Blue Sky and Legal Investment Memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities and the shares of Common Stock issuable upon conversion of the Securities for offering and sale under state securities laws as provided in
Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the Securities; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities; (vi) the cost of preparing the Securities; (vii) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees and expenses of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

       7. The obligations of the Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Trust herein are, at and as of the Time of Delivery, true and correct, the condition that the Company and the Trust shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

              (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if the Trust has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

              (b) Vinson & Elkins L.L.P., counsel for the Underwriters, shall have furnished to you such written opinion or opinions (a draft of each such opinion is attached as Annex II(a) hereto), dated the Time of Delivery, with respect to various matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

              (c) Richards, Layton & Finger, special Delaware counsel to the Trust and the Company, shall have furnished to you their written opinion (a draft of such opinion is attached as Annex II(b) hereto), dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

                      (i) The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act, and, under the Trust Agreement and the Delaware Business Trust Act, has the trust power and authority to own its properties and conduct its business as described in the Prospectus; and all filings required under the laws of Delaware with respect to the creation and valid existence of the Trust as a business trust have been made;

                      (ii) The Trust Agreement constitutes a valid and binding obligation of the Company and the trustees thereto; enforceable against the Company and the trustees thereof in accordance with its terms; and the Securities have the rights set forth in the Trust Agreement subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                      (iii) Under the Trust Agreement and the Delaware Business Trust Act, the Trust has the trust power and authority to (a) execute and deliver, and to perform its obligations under this Agreement and (b) issue and perform its obligations under the Securities and the Common Trust Securities;

                      (iv) The execution and delivery by the Trust of this Agreement, and the performance by the Trust of its obligations hereunder, have been duly authorized by all necessary action on the part of the Trust and this Agreement has been duly authorized, executed and delivered by the Trust;

                      (v) The Securities have been duly authorized and validly issued; the Common Trust Securities have been duly and validly authorized by the Trust and are duly and validly issued and, subject to the qualifications set forth herein, fully paid and non-assessable beneficial interests in the assets of the Trust; the holders of such Securities, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; provided that such counsel may note that such holders may be obligated, pursuant to the Trust Agreement, to
              (a) provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers or exchanges of certificates and (b) provide security and indemnity in connection with requests of or directions to the Trustees to exercise its rights and powers under the Trust Agreement;

                      (vi) Under the Trust Agreement and the Delaware Business Act, the issuances of the Securities and the Common Trust Securities are not subject to preemptive or other similar rights;

                      (vii) No authorization, approval, consent or order of any Delaware court or Delaware governmental authority or agency is required to be obtained by the Trust solely in connection with the issuance and sale of the securities and the common securities; and

                      (viii) The holders of the Securities (other than those
              holders who reside or are domiciled in the State of Delaware) will have no liability for income taxes imposed by the State of Delaware solely as a result of their participation in the Trust, and the Trust will not be liable for any income tax imposed by the State of Delaware.

              (d) Baker & Botts, L.L.P., counsel for the Company and the Trust, shall have furnished to you their written opinion (a draft of such opinion is attached as Annex II(d) hereto), dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

                      (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus;

                      (ii) This Agreement has been duly authorized, executed and delivered by the Company;

                      (iii) The Guarantee and the Debentures have been duly authorized, executed and issued by the Company and (assuming the due authentication thereof by the Trustee in accordance with the terms of the Indenture) when delivered and paid for in accordance with the terms of the Underwriting Agreement, will constitute valid and legally binding obligations of the Company; the Debentures are entitled to the benefits provided by the Indenture; and the Guarantee, the Debentures and the Indenture conform as to legal matters in all material respects to the descriptions thereof in the Prospectus;

                      (iv) The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and the Indenture has been duly qualified under the Trust Indenture Act;

                      (v) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issue and sale of the Securities being issued at the Time of Delivery or the consummation by the Company of the transactions contemplated by this Agreement, the Guarantee, or the Indenture, except such as have been obtained under the Act and the Trust Indenture Act, such as may be required under the Act in connection with the shares of Stock issuable upon conversion of the Securities and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters;

                      (vi) The statements set forth in the Prospectus under the caption "Description of the Debentures" "Description of Capital Stock" and "Description of the QUIPS," insofar as they purport to describe legal matters, fairly present in all material respects the matters set forth therein;

                      (vii) The Company is not an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act; and

                      (viii) The Registration Statement and the Prospectus
              and any further amendments and supplements thereto made by the Company prior to the Time of Delivery (other than (a) the financial statements and related schedules therein, including the notes thereto and the auditor's report thereon, (b) the summary reserve report of Ryder Scott Petroleum Engineers contained therein, (c) the other financial and reserve information included or incorporated by reference therein and
              (d) the exhibits thereto, as to which such counsel need express no opinion) appeared on the face thereof as of the effective date of the Registration Statement to be appropriately responsive in all material respects to the requirements of the Act and the rules and regulations thereunder; although they do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except to the extent stated in paragraph (vi) of this Section 7(d), no facts have come to such counsel's attention which lead such counsel to believe that as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to the Time of Delivery (other than (a) the financial statements and related schedules therein, including the notes thereto and the auditor's report thereon, (b) the summary reserve report of Ryder Scott Petroleum Engineers contained therein, (c) the other financial and reserve information included or incorporated by reference therein and (d) the exhibits thereto, as to which such counsel need not comment) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus or any further amendment or supplement thereto made by the Company prior to the Time of Delivery (other than (a) the financial statements and related schedules therein, including the notes thereto and the auditor's report therein,
              (b) the summary reserve report of Ryder Scott Petroleum Engineers contained therein, (c) the other financial and reserve information included or incorporated by reference therein and (d) the exhibits thereto, as to which such counsel need not comment) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and they do not know of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus or required to be described in the Registration Statement or the Prospectus which are not filed or incorporated by reference or described.

       In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware.

              (e) Baker & Botts, L.L.P., special tax counsel for the Company and the Trust, shall have furnished to you their written opinion, dated the First Time of Delivery, in form and substance satisfactory to you, to the effect that such firm confirms its opinion set forth in the final supplemental prospectus under the caption "Federal Income Tax Consequences."

              (f) Gerald A. Morton, Vice President - Law and Corporate Secretary of the Company, shall have furnished to you his written opinion (a draft of such opinion is attached as Annex 11(e) hereto), dated the Time of Delivery, in form and substance satisfactory to you to the effect that:

                      (i) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and the shares of Common Stock initially issuable upon conversion of the Securities have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Securities, will be duly and validly issued and fully paid and non-assessable, and will conform in all material respects to the description of the Common Stock contained in the Prospectus;

                      (ii) The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification or except where any such failure to qualify would not have a Material Adverse Effect;

                      (iii) Each Significant Subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; and all of the issued shares of capital stock of each such subsidiary have been duly and validly authorized and issued, are fully paid and validly xand (except for directors' qualifying shares or shares representing an immaterial equity interest that are required under the laws of any foreign jurisdiction to be owned by others and except as otherwise set forth in the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);

                      (iv) The issuance of the Guarantee and the Debentures at the Time of Delivery and the compliance by the Company with all of the provisions of the Guarantee and the Debentures, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the Restated Certificate of Incorporation or Amended and Restated By-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties;

                      (v) To his knowledge, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                      (vi) Neither the Company nor any of its subsidiaries is in violation of its certificate of incorporation or by-laws or in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

                      (vii) The documents incorporated by reference in the Prospectus or any further amendment or supplement thereto made by the Company prior to the Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and he has no reason to believe that any of such documents, when such documents became effective or were so filed, as the case may be, contained, in the case of a registration statement which became effective under the Act, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or, in the case of other documents which were filed under the Act or the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading; and

                      (viii) The Registration Statement and the Prospectus
              and any further amendments and supplements thereto made by the Company prior to the Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the Trust Indenture Act and the rules and regulations thereunder; although they do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, he has no reason to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to the Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus or any further amendment or supplement thereto made by the Company prior to the Time of Delivery (other than the financial statements and related schedules therein and the Forms T-1; as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein and the Forms T-1, in the light of the circumstances under which they were made, not misleading or that, as of the Time of Delivery, either the Registration Statement or the Prospectus or any further amendment or supplement thereto made by the Company prior to the Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein and the Forms T-1, in the light of the circumstances under which they were made, not misleading; and they do not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus or required to be described in the Registration Statement or the Prospectus which are not filed or incorporated by reference or described as required.

       In rendering such opinion, such counsel may state that he expresses no opinion as to the laws of any jurisdiction other than the federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, except with respect to the matters set forth in (i),
(ii) and (iii) of this Section 7(f).

       (g) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Time of Delivery, Arthur Andersen LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of the Time of Delivery is attached as Annex I(b) hereto");

       (h) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and
(ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or
(ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being issued at the Time of Delivery on the terms and in the manner contemplated in the

Prospectus;

       (i) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities;

       (j) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company's securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York or Texas State authorities; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clause (iv) in the judgment of the Underwriters makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being issued at the Time of Delivery on the terms and in the manner contemplated in the Prospectus;

       (k) The shares of Common Stock issuable upon conversion of the Securities will be duly listed, subject to notice of issuance, on the New York Stock Exchange;

       (l) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the Houston Business Day next succeeding the date of this Agreement;

       (m) The Company shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of the Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Time of Delivery, as to the matters set forth in subsections (a) and (e) of this Section and as to such other matters as you may reasonably request; and

       (n) During a period of 90 days from the date hereof, the Company and the Trust will not, without the prior written consent of Goldman, Sachs & Co., sell, offer to sell, grant any option (excluding options granted under the Company's long-term employee incentive plans) for the sale of, or otherwise dispose of any Securities, Common Trust Securities or Debentures, any security convertible into or exchangeable into or exercisable for, the Securities, Common Trust Securities or the Debentures or any debt substantially similar to the Debentures or any equity securities substantially similar to the Securities or the Common Trust Securities (except as issued hereunder) or any Common Stock (except shares of Common Stock issuable upon the exercise of options granted under the Company's long term incentive plans) or any security convertible into or exchangeable into or exercisable for Common Stock or any equity security substantially similar to the Common Stock; and the Company shall have obtained a written undertaking, for delivery to the Underwriters, signed by each director and officer of the Company stating that such officer or director has agreed to be bound by this provision.

       8. (a) The Company and the Trust will jointly and severally indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. expressly for use therein.

       (b) Each Underwriter will indemnify and hold harmless the Company and the Trust against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

       (c)     Promptly after receipt by an indemnified party under subsection
(a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

       (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Trust on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Trust on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Trust on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Trust bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Trust on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Trust and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by PRO RATA allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection
(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

       (e) The obligations of the Company and the Trust under this Section 8 shall be in addition to any liability which the Company and the Trust may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and the Trust (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or the Trust within the meaning of the Act.

       9. (a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein at a Time of Delivery. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Securities, then the Company and the Trust shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Trust that you have so arranged for the purchase of such Securities, or the Company or the Trust notifies you that it has so arranged for the purchase of such Securities, you or the Company or the Trust shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

       (b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company or the Trust as provided in subsection (a) above, the aggregate number of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Securities to be purchased at the Time of Delivery, then the Company and the Trust shall have the right to require each non-defaulting Underwriter to purchase the number of Securities which such Underwriter agreed to purchase hereunder at the Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

       (c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company or the Trust as provided in subsection (a) above, the aggregate number of Securities which remains unpurchased exceeds one-eleventh of the aggregate number of all the Securities to be purchased at the Time of Delivery, or if the Company or the Trust shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or the Trust, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

       10. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Trust and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, the Company or the Trust, or any officer or director or controlling person of the Company or the Trust, and shall survive delivery of and payment for the Securities.

       11. If this Agreement shall be terminated pursuant to Section 9 hereof, the Company and the Trust shall not then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but, if for any other reason, any Securities are not delivered by or on behalf of the Trust as provided herein, the Company and the Trust will jointly and severally reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 6 and 8 hereof.

       12. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the Underwriters.

       All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Underwriters in care of Goldman, Sachs & Co., 32 Old Slip, 21st Floor, New York, New York 10005, Attention: Registration Department; if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary and if to the Trust shall be delivered or sent by mail, telex or facsimile transmission to (713) 297-4970; PROVIDED, HOWEVER, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

       13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Trust, the Company and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

       14. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business, unless otherwise specified.

       15.     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE
WITH

THE LAWS OF THE STATE OF NEW YORK.

       16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

       If the foregoing is in accordance with your understanding, please sign and return to us one for the Company, the Trust and each of the Underwriters plus one for each counsel counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

                                   Very truly yours,

                                   POGO TRUST I

                                   BY: _____________________________
                                         NAME:
                                         TITLE:

                                   POGO PRODUCING COMPANY

                                   BY: _____________________________
                                         NAME:
                                         TITLE:


ACCEPTED AS OF THE DATE HEREOF:
GOLDMAN, SACHS & CO.
CREDIT SUISSE FIRST BOSTON CORPORATION
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED


BY:  _____________________________
          (GOLDMAN, SACHS & CO.)

                                   SCHEDULE I


                                                        NUMBER OF
                                                        SECURITIES
                                                          TO BE
               UNDERWRITER                              PURCHASED
               -----------                              ----------
Goldman, Sachs & Co.                                     1,950,000
Credit Suisse First Boston                                 525,000
Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
          Incorporated                                     525,000
             Total
                                                         3,000,000


                                                                      ANNEX I

                           DESCRIPTION OF COMFORT LETTER


       Pursuant to Section 7(d) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

               (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

               (ii) In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, prospective financial statements and/or pro forma financial information) examined by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the consolidated interim financial statements, selected financial data, pro forma financial information, prospective financial statements and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been [SEPARATELY] furnished to the representatives of the Underwriters (the "Representatives")[AND ARE ATTACHED HERETO];

               (iii) They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statement of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included in the Company's quarterly report on Form 10-Q incorporated by reference into the Prospectus as indicated in their reports thereon copies of which [HAVE BEEN SEPARATELY FURNISHED TO THE REPRESENTATIVES][ARE ATTACHED HERETO]; and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (vi)(A)(i) below comply as to form in the related in all material respects with the applicable accounting requirements of the [ACT AND THE EXCHANGE] Act and the related published rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the [ACT AND THE EXCHANGE] Act and the related published rules and regulations;

               (iv) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus and included or incorporated by reference in Item 6 of the Company's Annual Report on Form 10-K for the most recent fiscal year agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for such five fiscal years which were included or incorporated by reference in the Company's Annual Reports on Form 10-K for such fiscal years;

               (v) They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302, 402 and 503(d), respectively, of Regulation S-K;

               (vi) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                      (A) (i) the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included or incorporated by reference in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included or incorporated by reference in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus, for them to be in conformity with generally accepted accounting principles;

                      (B) any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year;

                      (C) the unaudited financial statements which were not included in the Prospectus but from which were derived the unaudited condensed financial statements referred to in clause
               (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited financial statements included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year;

                      (D) any unaudited pro forma consolidated condensed financial statements included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

                      (E) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest balance sheet included or incorporated by reference in the Prospectus) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or stockholders' equity or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                      (F) for the period from the date of the latest financial statements included or incorporated by reference in the Prospectus to the specified date referred to in clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

               (vii) In addition to the examination referred to in their report(s) included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus (excluding documents incorporated by reference) or in
       Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives or in documents incorporated by reference in the Prospectus specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the

       Company and its subsidiaries and have found them to be in agreement.